SWISHER HYGIENE ANNOUNCES RESULTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2011
86% Increase in Revenue Compared to First Quarter 2010; 55% Sequential Increase in Revenue
Company Affirms Its Current Year Outlook
CHARLOTTE, NC — May 16, 2011 — Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, today announced results for the three-month period ended March 31, 2011. All amounts in this news release are in United States dollars.
First Quarter 2011 Highlights and Subsequent Events
•	Total revenue for the three months ended March 31, 2011 increased by 86% to $27.4 million compared to $14.7 million for the same period in 2010, led by an 89% increase in products revenue and a 139% increase in services revenue. Total revenue for the first quarter 2011 was up 55% sequentially from the fourth quarter of 2010. Excluding the impact of acquisitions, total revenue increased 15% from the same period of the prior year.

•	Announced its outlook at annual meeting of $200 million in revenue for full year 2011, with current annualized Run-Rate Revenue in excess of $230 million.

•	Raised over $195 million of equity in private placements with well-known and respected U.S. and Canadian institutions, and entered into a senior secured revolving credit facility with Wells Fargo Bank, N.A. providing up to $100 million of borrowing capacity. As of April 30, 2011, Swisher Hygiene had over $165 million in cash on its balance sheet.

•	Completed nine acquisitions of hygiene and chemical companies and four acquisitions of franchises in the first quarter of 2011.

•	In March 2011, acquired Choice Environmental Services, Inc., a Florida-based residential and commercial solid waste services company.

•	In May 2011, acquired ProClean of Arizona, Inc. and Mt. Hood Solutions, the leading independent chemical providers in the Southwest U.S. and Northwest U.S., respectively.

•	Commenced trading on the NASDAQ Global Market.
“The first quarter of 2011 and recent weeks have provided several significant milestones for Swisher Hygiene, including the listing of Swisher common stock on the NASDAQ Global Market, our raising of $195 million in additional equity and the acquisition of Choice Environmental Services,” said Steven R. Berrard, Chief Executive Officer of Swisher Hygiene. “Further, we are very excited to have completed the acquisitions of ProClean of Arizona and Mt. Hood Solutions last week, which has not only significantly expanded our presence in the Western United States but also provided us with additional management strength with two leading industry veterans. The geographical overlap of our businesses will allow us to enjoy gross margin gains, operational efficiencies and opportunities for cross-selling in that region.”

Mr. Berrard continued, “Our first quarter 2011 results are evidence of the opening stages of our strategy of rapid expansion through acquisitions and organic growth with an 86% growth in revenue from the same prior-year period, and a 55% sequential increase in revenue compared to our fourth quarter of 2010. This is just the beginning of the increase in revenue that we anticipate reporting over the next few quarters and we believe the second half of the year should more accurately reflect how well our strategy is working in terms of revenue growth, margin expansion and leveraged operating costs. Our company will continue to use its capital wisely in order to maintain and extend its growth strategy going forward.”
First Quarter 2011 Results
For the three months ended March 31, 2011, Swisher Hygiene reported total revenue of $27.4 million, an 86% increase from $14.7 million in the same prior-year period and a 55% sequential increase from the fourth quarter of 2010. The increase was primarily due to an 89% increase in products revenue due to the acquisitions made since August 2010 of eight franchisees and 15 independent hygiene and chemical companies, as well as a 139% increase in service revenue, largely attributable to the acquisition of Choice Environmental Services, Inc. Excluding the impact of acquisitions, total revenue increased 15% from the prior-year period.
Total costs and expenses for the three months ended March 31, 2011 increased by 106% to $33.0 million, compared to $16.0 million in the same prior-year period. Excluding acquisition and merger-related costs of $1.3 million, total costs and expenses increased 98%, compared to the same prior-year period.
The increase was primarily due to an 89% increase in selling, general and administrative costs resulting in part from the acquisitions made since August 2010 of eight franchisees and 15 independent hygiene and chemical companies, as well as the expansion of Swisher Hygiene’s corporate, field and distribution sales organization to accelerate growth in the company’s core chemical program. In addition, route expenses increased 124% caused by the addition of routes from completing the aforementioned acquisitions.
Excluding the impact of acquisitions, for the three months ended March 31, 2011 compared to the same prior-year period, total cost of sales were up 15%, total route expenses increased 21%, SG&A expenses increased 51% and depreciation and amortization increased 47%.
Net loss for the three months ended March 31, 2011 was $3.2 million, compared to a net loss of $1.6 million in the prior-year period. Excluding acquisition and merger-related costs of $1.3 million in the first quarter of 2011, net loss for the three months ended March 31, 2011 was $1.9 million.
Adjusted EBITDA for the three months ended March 31, 2011 was $1.0 million, compared to $0.3 million in the prior-year period. For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with the release.
Liquidity and Capital Resources
As of March 31, 2011, Swisher Hygiene had $105.1 million in cash and $59.3 million in outstanding debt, including $27.8 million borrowed under its revolving credit facility, on its balance sheet. On March 31, the company entered into a new $100 million senior secured revolving credit facility with Wells Fargo Bank, NA.

During the three months ended March 31, 2011, Swisher Hygiene raised $119 million of equity in private placements. In addition, in April 2011, Swisher Hygiene raised an additional $76 million of equity in private placements. The proceeds from these transactions will be used to further the company’s organic and acquisition growth strategy, as well as for working capital purposes.
2011 Revenue Outlook
Swisher Hygiene has provided its initial revenue outlook for 2011 of approximately $200 million, with current annualized run-rate revenue in excess of $230 million. Run-Rate Revenue is defined as April 2011 estimated revenue annualized plus the annualized revenue impact of acquisitions since April.
Conference Call Information
Swisher Hygiene will host a conference call and live webcast to discuss the results later today at 5:00 PM Eastern time. The conference call can be accessed live over the phone by dialing 877-874-1565 or for international callers by dialing 1-719-325-4783; please dial-in 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 1-858-384-5517; the conference ID is 8665575. The replay will be available until Monday, May 23, 2011.
In order to access the live webcast, please go to the Investors section of Swisher Hygiene’s website at http://www.swisherhygiene.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.
A supplemental slide presentation will be available on the Investors section of Swisher Hygiene’s website shortly before the conference call and live webcast begins.

Non-GAAP Financial Measures
In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures, such as “Adjusted EBITDA”, in assessing our operating performance. We believe this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of our business.
We define Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization expense, interest expense and income, gains on foreign currency, unrealized loss on convertible debt, stock-based compensation expense, and costs directly related to merger and acquisitions.
We present Adjusted EBITDA because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives a better indication of our core operating performance. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Additionally, our definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Under SEC rules, we are required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. Accordingly, the following is a reconciliation of Adjusted EBITDA to our net losses for the three-month periods ended March 31, 2011 and 2010:

	Unaudited
	Three Months Ended March 31,
	2011	2010
Net loss	$(3,214,578)	$(1,595,441)
Income tax benefit	(4,709,793)	—
Depreciation and amortization expense	2,707,952	1,042,830
Interest expense, net	347,422	291,265
Gains on foreign currency	(35,403)	—
Unrealized loss on convertible debt	1,961,100	—
Stock based compensation	664,842	—
Acquisition and merger expenses	1,315,978	—

Adjustment EBITDA	$(962,480)	$(261,346)

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION
All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.
Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this news release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein as well as the accuracy of management’s assessment of the effects of the successful completion and integration of the acquisitions. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this news release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.
Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.
Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of 83 company-owned operations, 5 franchises and 10 master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.
For Further Information, Please Contact:
Swisher Hygiene Inc.
Investor Contact:
Amy Simpson
Phone: (704) 602-7116
Garrett Edson, ICR
Phone: (203) 682-8331
Media Contact:
Alecia Pulman, ICR
Phone: (203) 682-8224

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	Three Months Ended March 31,
	2011	2010
Revenue
Product	$15,426,822	$8,164,028
Service	10,458,452	4,378,544
Franschise and other	1,511,029	2,186,361

Total revenue	27,396,303	14,728,933

Cost and expenses
Cost of sales	9,583,685	5,308,948
Route expenses	7,115,071	3,174,176
Selling, general, and administrative	12,324,869	6,507,155
Acquisition and merger expenses	1,315,978	—
Depreciation and amortization	2,707,952	1,042,830

Total costs and expenses	33,047,555	16,033,109

Loss from operations	(5,651,252)	(1,304,176)

Other expense, net	(2,273,119)	(291,265)

Net loss before income taxes	(7,924,371)	(1,595,441)
Income tax benefit	4,709,793	—

Net loss	$(3,214,578)	$(1,595,441)

Loss per share
Basic and diluted	$(0.03)	$(0.03)

Weighted-average common shares used in the computation of loss per share
Basic and diluted	122,780,115	57,829,630

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	Balance at
	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$105,069,848	$38,931,738
Restricted cash	—	5,193,333
Accounts receivable (net of allowance for doubtful accounts of $1,404,365 at March 31, 2011 and $334,156 at December 31, 2010)	14,893,924	7,068,629
Inventory	3,765,159	2,968,076
Other assets	2,797,557	894,719

Total current assets	126,526,488	55,056,495

Property and equipment, net	44,202,516	11,324,055
Goodwill	87,877,874	29,660,309
Other intangibles, net	44,076,159	7,668,805
Other noncurrent assets	3,736,793	2,524,598

	$306,419,830	$106,234,262

LIABILITIES AND EQUITY

Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$18,024,044	$9,335,932
Short term obligations	19,734,219	13,378,710
Advances from shareholder	2,000,000	2,000,000

Total current liabilities	39,758,263	24,714,642

Long term obligations	37,527,478	31,028,992
Deferred income tax liabilites	9,746,713	1,700,000
Other long term liabilites	3,554,802	2,763,051

Total noncurrent liabilities	50,828,993	35,492,043
Commitments and contingenies
Equity
Swisher Hygiene Inc. stockholders’ equity
Common stock, par vale $0.001, authorized 400,000,000 shares:
148,455,429 and 114,015,063 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	148,455	114,015
Additional paid-in capital	227,569,009	54,725,897
Accumulated deficit	(12,204,602)	(8,996,759)
Accumulated other comprehensive income	216,008	73,985

Total Swisher Hygiene Inc. stockholders’ equity	215,728,870	45,917,138
Non-controlling interest	103,704	110,439

Total equity	215,832,574	46,027,577

	$306,419,830	$106,234,262